FIRST AMENDMENT TO AGREEMENT
                         OF SALE AND ESCROW AGREEMENT

     This First Amendment to Agreement of Sale and Escrow Agreement ("First Amendment") is entered into as of November 26, 1996 by and between WESTWOOD INVESTORS, an Illinois limited partnership, as Seller, and DKS ASSOCIATES, as Purchaser.
                              R E C I T A L S:

     A. Purchaser and Seller have entered into an Agreement of Sale ("Agreement") and an Escrow Agreement ("Escrow Agreement"), both dated as of November 5, 1996.

     B. The parties hereto now wish to amend the Agreement and the Escrow Agreement.

     NOW, THEREFORE, the parties agree that the Agreement and Escrow Agreement are modified as follows:

     1. The November 29, 1996 date referred to in Paragraph 16 of the Agreement and Paragraph 1 of the Escrow Agreement is hereby changed to December 4, 1996.

     2. All capitalized terms used herein shall have the same meaning as in the Agreement and Escrow Agreement.

     3. Except as modified herein, all other terms and conditions of the Agreement and Escrow Agreement shall remain in full force and effect.

     4. This First Amendment may be executed in multiple facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

                              PURCHASER:

                              DKS ASSOCIATES


                              By:  /s/ Dan K. Shaw
                                  ------------------------------------
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                              SELLER:

                              WESTWOOD INVESTORS, an Illinois limited
                              partnership

                              By:  BALCOR PARTNERS-XV, an Illinois
                                   general partnership,
                                   a general partner

                              By:  RGF-BALCOR ASSOCIATES-II, an
                                   Illinois general partnership,
                                   a partner

                              By:  THE BALCOR COMPANY, a Delaware
                                   corporation,
                                   a partner


                              By:  /s/ James E. Mendelson
                                   -----------------------------------
                                       James E. Mendelson
                                   -----------------------------------


                              ACKNOWLEDGED BY ESCROW AGENT:

                              FIRST AMERICAN TITLE COMPANY OF
                              NEVADA


                              By:
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